      As filed with the Securities and Exchange Commission on March 30, 1999

                                                    REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  MAXIMUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             VIRGINIA                                   54-1000588
   (State or Other Jurisdiction of                   (I.R.S. Employer
           Incorporation)                           Identification No.)

       1356 BEVERLY ROAD, MCLEAN, VIRGINIA                 22101
      (Address of Principal Executive Offices)          (Zip Code)

                              --------------------

                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

             DAVID V. MASTRAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  MAXIMUS, Inc.
                                1356 Beverly Road
                             McLean, Virginia 22101
                                 (703) 734-4200
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                           LYNNETTE C. FALLON, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                        Boston, Massachusetts 02108-3190
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
Title of each class of securities      Amount to be       Proposed maximum      Proposed maximum        Amount of
         to be registered               registered       offering price per    aggregate offering   registration fee
                                                              share(1)              price(1)
--------------------------------------------------------------------------------------------------------------------

Common Stock, no par value          2,000,000 shares(2)        $28.00          $56,000,000.00          $15,568.00
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on March 23, 1999 as reported by the New York Stock Exchange.
(2) The Registration Statement registers an additional 2,000,000 shares issuable under the Registrant's 1997 Equity Incentive Plan (the "Plan"). An aggregate of 1,000,000 shares issuable under the Plan have previously been registered under a prior registration statement (Registration Statement No. 333-41871).

                 STATEMENT REGARDING INCORPORATION BY REFERENCE
                      FROM EFFECTIVE REGISTRATION STATEMENT

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 1997 (File No. 333-41871) relating to the registration of 1,000,000 shares of the Registrant's Common Stock, no par value (the "Common Stock"), authorized for issuance under the Registrant's 1997 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 2,000,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on this 30th day of March 1999.

                                         MAXIMUS, INC.


                                         By:  /s/ F. ARTHUR NERRET
                                              -------------------------------
                                              F. Arthur Nerret
                                              Vice President, Finance, Treasurer
                                              and Chief Financial Officer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of MAXIMUS, Inc. hereby severally constitute and appoint David V. Mastran, Raymond B. Ruddy, F. Arthur Nerret, David R. Francis and Lynnette C. Fallon and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                          TITLE                     DATE
         ---------                          -----                     ----

/s/ DAVID V. MASTRAN             President, Chief Executive       March 30, 1999
-----------------------------    Officer and Director
David V. Mastran                 (Principal Executive Officer)


/s/ RAYMOND B. RUDDY             Chairman of the Board            March 30, 1999
-----------------------------    of Directors and
Raymond B. Ruddy                 Vice President, Consulting


/s/ F. ARTHUR NERRET             Vice President, Finance,         March 30, 1999
-----------------------------    Treasurer and Assistant
F. Arthur Nerret                 Secretary (Principal Financial
                                 and Accounting Officer)


/s/ RUSSELL A. BELIVEAU          Director                         March 30, 1999
-----------------------------
Russell A. Beliveau


/s/ JESSE BROWN                  Director                         March 30, 1999
-----------------------------
Jesse Brown

/s/ MARGARET CARRERA             Director                      March 30, 1999
-----------------------------
Margaret Carrera


-----------------------------    Director
George C. Casey


/s/ LOUIE E. CHAPPUIE            Director                      March 30, 1999
-----------------------------
Louie E. Chappuie


/s/ LYNN P. DAVENPORT            Director                      March 30, 1999
-----------------------------
Lynn P. Davenport


/s/ THOMAS G. GRISSEN            Director                      March 30, 1999
-----------------------------
Thomas A. Grissen


/s/ ROBERT J. MUZZIO             Director                      March 30, 1999
-----------------------------
Robert J. Muzzio


/s/ SUSAN D. PEPIN               Director                      March 30, 1999
-----------------------------
Susan D. Pepin


/s/ PETER B. POND                Director                      March 30, 1999
-----------------------------
Peter B. Pond

                                  EXHIBIT INDEX
                                  -------------

  Exhibit
  Number                           Description
  -----                            -----------

    4.1     Amended and Restated Articles of Incorporation of the Registrant.(1)

    4.2     Amended and Restated By-laws of the Registrant.(1)

    4.3 Specimen certificate representing the Common Stock of the Registrant.(1)

    5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

   23.1     Consent of Ernst & Young LLP, independent auditors.

   23.2     Consent of Grant Thornton LLP, independent auditors.

   23.3     Consent of Palmer & Dodge LLP. Contained in Exhibit 5.1 hereto.

   24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

  ---------------


(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-12997) on August 14, 1997 and incorporated herein by reference.